Exhibit 99.1

CUMULUS MEDIA Adopts Short-Term Shareholder Rights Plan

ATLANTA, GA., May 21, 2020 – Cumulus Media Inc. (NASDAQ: CMLS) (“Cumulus” or the “Company”) announced today the adoption of a short-term shareholder rights plan (the “Rights Plan”) designed to protect shareholder interests and maximize value for all shareholders.

In adopting the Rights Plan, the Board has taken note of the unprecedented impact of the COVID-19 pandemic on equity market valuations which has led to substantial volatility in the trading of the Company’s stock and a dislocation in Cumulus’ stock price, which the Board believes does not reflect the Company’s inherent value or business performance. The Rights Plan is intended to promote the fair and equal treatment of all shareholders by preventing a creeping change of control without an appropriate premium and on terms that would not deliver sufficient value for all shareholders.

In connection with the adoption of the Rights Plan, the Board declared a dividend distribution of one right (a “Right”) on each outstanding share of Class A common stock, share of Class B common stock, Series 1 warrant and Series 2 warrant. The record date for the dividend distribution is June 1, 2020. Initially, these Rights will not be exercisable and will be attached to the Company’s common shares and warrants, as applicable.

The Rights Plan is intended to protect shareholder interests by reducing the likelihood that any entity, person or group is able to gain control of Cumulus through open market accumulation without paying all shareholders an appropriate control premium or providing the Board sufficient opportunity to make informed judgments and take actions that are in the best interests of all shareholders.

The Rights issued pursuant to the Rights Plan would be exercisable only if a person or group acquires 10% (20% in the case of a passive institutional investor) or more of the Company’s outstanding Class A common shares (subject to certain exceptions), including through ownership of the convertible Class B common shares and/or warrants. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will be entitled to receive upon exercise of such Right that number of Class A common shares, Class B common shares, Series 1 warrants or Series 2 warrants, as applicable, having a market value of two times the exercise price of $25 per Right. In addition, the Rights Plan contains a similar provision if Cumulus is acquired in a merger or other business combination after an unapproved party acquires 10% (20% in the case of a passive institutional investor) or more of the Company’s outstanding Class A common shares, including through ownership of the convertible Class B common shares and/or warrants. The Board, at its option, may exchange each

Right (other than Rights owned by the acquiring person that have become void) at an exchange ratio of one Class A common share, Class B common share, Series 1 warrant or Series 2 warrant, as applicable, per outstanding Right, subject to adjustment.

Persons or groups that beneficially own 10% (20% in the case of a passive institutional investor) or more of the outstanding Class A common shares, including through ownership of the convertible Class B common shares and/or warrants, prior to today’s announcement will not cause the Rights to be exercisable until such time as those persons or groups become the beneficial owner of more than 1% of the Company’s outstanding Class A common shares. The term “beneficial ownership” is defined in the Rights Plan and includes, among other things, certain derivative arrangements.

The Rights will expire on the earlier of (i) April 30, 2021 (unless such date is extended) and (ii) the earlier redemption or exchange of the Rights as provided in the Rights Plan.

Additional details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About CUMULUS MEDIA

CUMULUS MEDIA (NASDAQ: CMLS) is a leading audio-first media and entertainment company delivering premium content to over a quarter billion people every month – wherever and whenever they want it. CUMULUS MEDIA engages listeners with high-quality local programming through 424 owned-and-operated stations across 87 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, the Olympics, the Academy of Country Music Awards, and many other world-class partners across nearly 8,000 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. CUMULUS MEDIA provides advertisers with personal connections, local impact and national reach through on-air and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. CUMULUS MEDIA is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements related to the benefits of the Rights Plan and the ability of the Rights Plan to maximize shareholder value in the event of a takeover of Cumulus, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Additional information concerning these and other risks identified in the Company’s Securities and

Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.